UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

F45 Training Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40590	84-2529722
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue, Building E

Austin, Texas 78704

(Address of Principal Executive Offices)

(737) 787-1955

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Consents Under Credit Agreements

On September 15, 2023, F45 Training Holdings Inc. (the “Company”), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and Australian security trustee, entered into a Consent under Amended and Restated Credit Agreement (the “JPM Consent”), under the Amended and Restated Credit Agreement dated as of August 13, 2021, by and among the Company, as borrower, the lenders party thereto and JPMorgan as administrative agent and Australian security trustee, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 20, 2021, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 13, 2022, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of February 14, 2023, and as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 30, 2023 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “JPM Credit Agreement”). Pursuant to the JPM Consent, the lenders have agreed to extend the deadline under the JPM Credit Agreement with respect to delivery of the Company’s audited financial statements for the fiscal year ended December 31, 2022 (the “2022 Financial Statements”), together with the accompanying compliance certificate, to September 30, 2023.

On September 15, 2023, the Company as borrower, the lenders party thereto and Alter Domus (US) LLC as administrative agent, entered into a Consent Under Subordinated Credit Agreement (the “Subordinated Credit Agreement Consent” and, together with the JPM Consent, the “Credit Agreement Consents”) under the Subordinated Credit Agreement, dated as of February 14, 2023, by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and as Australian security trustee (the “Subordinated Credit Agreement”). Pursuant to the Subordinated Credit Agreement Consent, the lenders have agreed to extend the deadline under the Subordinated Credit Agreement with respect to delivery of the 2022 Financial Statements, together with the accompanying compliance certificate, to September 30, 2023.

The foregoing summary of the Credit Agreement Consents does not purport to be a complete description of the Credit Agreement Consents and is qualified in its entirety by reference to the full text of the Credit Agreement Consents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consent Under Amended and Restated Credit Agreement, dated September 15, 2023, by and among F45 Training Holdings Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Australian Security Trustee.

10.2	Consent Under Subordinated Credit Agreement, dated as of September 15, 2023, by and among F45 Training Holdings Inc., as borrower, the lenders party thereto and Alter Domus (US) LLC, as administrative agent for the secured parties.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer and Interim Chief Financial Officer